Exhibit 99.8

BILL OF SALE AND GENERAL ASSIGNMENT

Gateway, Inc., a Delaware corporation (including its successors and assigns, “Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to that certain Asset Purchase Agreement, dated as of September 4, 2007 (“Purchase Agreement”), by and among the Seller, MPC Corporation, a Colorado corporation, MPC-PRO, LLC, a Delaware limited liability company (including its successors and assigns, “Buyer”), and Gateway Technologies, Inc., a Delaware corporation, by these presents does sell, convey, assign, transfer and deliver unto the Buyer all of Seller’s right, title and interest in and to the Purchased Assets (as defined in the Purchase Agreement).

TO HAVE AND TO HOLD such Purchased Assets unto Buyer to and for its use forever.

And the Seller hereby constitutes and appoints the Buyer as the Seller’s true and lawful attorney, with full power of substitution, in the Seller’s name and stead, by, on behalf of and for the benefit of the Buyer to demand and receive any and all of the Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the Seller’s name, or otherwise, at the expense and for the benefit of the Buyer any and all proceedings at law, in equity or otherwise, which the Buyer may deem proper for the collection or reduction to possession of any of the Purchased Assets transferred hereunder or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, assigned, transferred and delivered, or intended so to be, and to do all acts and the things in relation to the Purchased Assets transferred hereunder which the Buyer shall deem desirable, the Seller hereby declaring that the foregoing powers are coupled with any interest and are and shall be irrevocable by the Seller in any manner or for any reason whatsoever.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be signed as of this ____________, 2007.

GATEWAY, INC.

By:

Its:

1202718.1

STATE OF CALIFORNIA	)
: ss.
County of _______________	)

On this _____ day of _____________, ____, before me, ______________, a notary public in and for said State, personally appeared ___________________, known or identified to me to be the _____________________of _________________, the corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

Residing at:
My Commission Expires:

1202718.1